Exhibit 5.2

July 25, 2025

CarMax Auto Funding LLC

12800 Tuckahoe Creek Parkway, Suite 400

Richmond, Virginia 23238

Re:	CarMax Auto Owner Grantor Trusts and CarMax Select Receivables Grantor Trusts

Ladies and Gentlemen:

We have acted as special Delaware counsel in connection with the proposed formation of CarMax Auto Owner Grantor Trusts and CarMax Select Receivables Grantor Trusts, each to be formed as a Delaware statutory trust (each, a “Trust” and collectively, the “Trusts”), in connection with the filing of the Registration Statement on Form SF-3 (together with the exhibits and any amendments thereto and the form of prospectus described therein, the “Registration Statement”), filed by CarMax Auto Funding LLC (the “Depositor”) filed on July 25, 2025, with the Securities and Exchange Commission in connection with the registration by the Depositor of the Grantor Trust Certificates (defined below) to be issued by each Trust. This opinion is being delivered pursuant to your request. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Registration Statement.

We have examined originals or copies of the following documents:

(a)

The form of the Certificate of Trust of the Trust to be filed with the Secretary of State of the State of the Delaware (the “Secretary of State”) in connection with the formation of each Trust (the “Certificate of Trust”);

(b)

A form of the initial Grantor Trust Agreement to be entered into between the Depositor and the initial trustee named therein in connection with the formation of each Trust (the “Initial Trust Agreement”);

(c)

A form of the Amended and Restated Grantor Trust Agreement to be entered into between the Depositor and the trustee named therein for each Trust (the “Amended and Restated Grantor Trust Agreement”), attached as Exhibit 4.3 to the Registration Statement;

CarMax Auto Funding LLC

July 25, 2025

(d)	A form of certificate of beneficial ownership of the Grantor Trust (the “Grantor Trust Certificate”) attached to the Amended and Restated Grantor Trust Agreement; and

(e)	The Registration Statement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

1. Upon execution and delivery of the Initial Trust Agreement and upon the filing of the Certificate of Trust for each Trust, each Trust will be duly formed as a Delaware statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”).

2. Upon execution and delivery of the Amended and Restated Grantor Trust Agreement for each Trust, each Trust will have the power and authority under its Amended and Restated Grantor Trust Agreement and the Act, to execute and deliver the Grantor Trust Certificate, and the Grantor Trust Certificate will be duly authorized by such Trust.

3. When the Grantor Trust Certificates have been duly authorized by all necessary trust action and has been duly executed, authenticated and delivered against payment therefor as described in the applicable Amended and Restated Grantor Trust Agreement and as contemplated by the Registration Statement, the Grantor Trust Certificates will represent valid and, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

4. The holders of the Grantor Trust Certificates, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of the Grantor Trust Certificates may be obligated to make payments as set forth in the Amended and Restated Grantor Trust Agreement.

The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

CarMax Auto Funding LLC

July 25, 2025

A. The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, as amended, or the United States Corporate Transparency Act or any similar statute of any other jurisdiction, (ii) state tax, insurance, pension or employee benefit plan, securities or blue sky laws or (iii) laws, rules or regulations relating to the particular nature of the Trust assets.

B. For purposes of this opinion, we have assumed (i) that, when each Trust is formed, the Initial Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and the Certificate of Trust for such Trust will be duly filed with the Secretary of State and will be in full force and effect, (ii) that, at the time the Grantor Trust Certificates are issued, the Amended and Restated Grantor Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including, with respect to the operation and termination of the Trust, that the Certificate of Trust for such Trust will be in full force and effect and will not be amended, and that the Amended and Restated Grantor Trust Agreement for such Trust will be in full force and effect and will be executed and delivered in substantially the form reviewed by us, (iii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are to be parties to the documents examined by us, (v) except to the extent provided in paragraph 2 above, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (vi) except to the extent provided in paragraph 3 above, the due authorization, execution and delivery by all parties thereto of all documents examined by us. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

C. The opinion in paragraph 3 above is subject to (i) applicable bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization, fraudulent transfer and similar laws or proceedings relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) applicable public policy with respect to the enforceability of provisions relating to exculpation, indemnification or contribution, and (iv) judicial imposition of an implied covenant of good faith and fair dealing.

D. We express no opinion with respect to (i) provisions of a document reviewed by us to the extent that such provisions purport to bind a person or entity that is not a party to such document, (ii) transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law, or (iii) any provisions in the Amended and Restated Grantor Trust Agreement that purport to restrict any right that a party may have to apply for a judicial dissolution of the Trust.

CarMax Auto Funding LLC

July 25, 2025

E. With respect to all documents examined by us, we have assumed that (i) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein, and (ii) in connection with the documents of which we have received a form, that all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected.

F. We have not participated in the preparation of the Registration Statement (other than this opinion) or any other offering materials with respect to proposed formation of the Trusts and issuance of the Grantor Trust Certificates and assume no responsibility for their contents, except for this opinion.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

DKD/GAK